NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2017 RESULTS

•	First quarter 2017 net revenue of $323.7 million, as compared to $310.3 million in the comparable prior year quarter, an increase of 4.3%.

•	First quarter 2017 GAAP net income of $16.0 million, as compared to $16.6 million in the comparable prior year quarter.

◦	First quarter 2017 non-GAAP net income of $21.7 million, as compared to $24.6 million in the comparable prior year quarter.

•	First quarter 2017 GAAP net income per diluted share of $0.47, as compared to $0.50 in the comparable prior year quarter.

◦	First quarter 2017 non-GAAP net income per diluted share of $0.64, as compared to $0.74 in the comparable prior year quarter.

•	Company has modified its segment structure and is now aligned into three segments by product group: Arlo, Connected Home and SMB.

•
Business outlook[1]: Company expects second quarter 2017 net revenue to be in the range of $315 million to $330 million, with GAAP operating margin in the range of 5.3% to 6.3% and non-GAAP operating margin in the range of 8.0% to 9.0%. Additionally, the Company expects the GAAP tax rate to be approximately 37.0% and non-GAAP tax rate to be approximately 34.5%.

•	Board authorizes incremental repurchase of up to 3,000,000 shares.

SAN JOSE, California - April 26, 2017 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and growing businesses, today reported financial results for the first quarter ended April 2, 2017.

Net revenue for the first quarter ended April 2, 2017 was $323.7 million, as compared to $310.3 million in the first quarter ended April 3, 2016, and $367.9 million in the fourth quarter ended December 31, 2016. Net income, computed in accordance with GAAP, for the first quarter of 2017 was $16.0 million, or $0.47 net income per diluted share. This compared to GAAP net income of $16.6 million, or $0.50 net income per diluted share, in the first quarter of 2016, and GAAP net income of $22.1 million, or $0.65 net income per diluted share, in the fourth quarter of 2016. Non-GAAP net income was $0.64 per diluted share in the first quarter of 2017, as compared to non-GAAP net income of $0.74 per diluted share in the first quarter of 2016 and $0.88 per diluted share in the fourth quarter of 2016.

Operating margin, computed in accordance with GAAP, for the first quarter of 2017 was 7.0%, as compared to 8.3% in the year ago comparable quarter, and 9.0% in the fourth quarter of 2016. Non-GAAP operating margin was 10.0% in the first quarter of 2017, as compared to 11.9% in the first quarter of 2016 and 11.4% in the fourth quarter of 2016.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "The first quarter of 2017 marks a strong start to the new year for NETGEAR, driven by an impressive 150% year-over-year growth in our Arlo segment. We believe we can continue to outpace this fast growing market with continued strong investment in R&D, channel and brand marketing.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "We are debuting a modified segment structure this quarter that reflects our current view of the NETGEAR business. We have included nine quarters of financial results for the modified segments in the tables contained within this release. To summarize these modifications, the performance of our home WiFi networking products, which includes the industry-leading Nighthawk and Orbi brands, as well as all the WiFi and LTE products sold to service providers, will now be reported under the new Connected Home segment. The performance of our Arlo cameras and associated services and accessories is now reported under the new Arlo segment. While sales of Arlo to service providers has been relatively low, we expect such sales to expand in coming quarters. And our Commercial Business Unit will now be called the SMB segment. Sales of SMB products to service providers has been minimal and we don’t expect future expansion. We believe that this new structure reflects our current operational and financial management, and provides the best structure for us to focus on the growth opportunities for both Connected Home and Arlo while maintaining our financial discipline.”

Mr. Lo continued, "Despite a $28.3 million year-over-year decline in sales to service providers during Q1, we were able to grow our overall revenue by $13.4 million on the strength of Arlo and Orbi sales in the retail channel. We continue to expand our product offerings, most recently with the release of two new Orbi Tri-Band AC2200 WiFi Systems that are designed to deliver seamless mesh WiFi to small and mid-sized homes at lower price points than the original AC3000 Orbi. We also expect Arlo Baby and Arlo Go to hit the shelves in Q2, which we are particularly excited about as they bring the security and convenience of the Arlo system to new users everywhere. These are just a few examples of the many innovative products that we have in our pipeline for 2017."

The Company also announced that its Board of Directors has authorized a program to repurchase up to 3,000,000 shares of the Company’s common stock, or approximately 9.1% of the outstanding shares. This is incremental to the approximate 1,123,000 shares remaining on the Company’s previous share repurchase program. “We continue to believe that stock repurchases are an effective way of returning capital to shareholders, and plan to be opportunistic buyers of our stock in the coming quarters,” said Ms. Gorjanc.

Business Outlook

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "Looking forward to the second quarter of 2017, we expect net revenue to be in the range of $315 million to $330 million. GAAP operating margin is expected to be in the range of 5.3% to 6.3% and non-GAAP operating margin is expected to be in the range of 8.0% to 9.0%. Our GAAP tax rate is expected to be approximately 37.0% and our non-GAAP tax rate is expected to be 34.5% for the second quarter of 2017.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ended
	July 2, 2017
	Operating Margin Rate	Tax Rate
GAAP	5.3% - 6.3%	37.0%
Estimated adjustments for[1]:
Amortization of intangibles	1.0%	__
Stock-based compensation expense	1.7%	__
Tax effect of non-GAAP adjustments	__	(2.5)%
Non-GAAP	8.0% - 9.0%	34.5%
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: restructuring and other charges; litigation reserves, net; acquisition-related charges; impairment charges; and discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards. New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details
NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2017 today, Wednesday, April 26, 2017 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Wednesday, May 3, 2017 by telephone at (412) 317-6671 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13659534.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 31,000 retail locations around the globe, and through approximately 28,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2017 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; and expectations regarding seasonal changes in the Company’s business performance. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors,” pages 10 through 31, in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on February 24, 2017.  NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:
To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP segment contribution income, non-GAAP segment contribution margin, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, restructuring and other charges, losses on inventory commitments due to restructuring, litigation reserves, net, gain on litigation settlements and the related tax effects. Additionally, non-GAAP segment contribution income, which is used, in part, to evaluate the performance of, and allocate resources to, each of the segments, includes all product line segment revenues less the related cost of sales, research and development, and sales and marketing costs. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;

· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, litigation reserves, net, and gain on litigation settlements. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 2, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$235,668	$240,468
Short-term investments	125,567	125,514
Accounts receivable, net	265,254	313,839
Inventories	267,826	247,862
Prepaid expenses and other current assets	29,959	35,102
Total current assets	924,274	962,785
Property and equipment, net	19,348	19,473
Intangibles, net	33,438	37,899
Goodwill	85,463	85,463
Other non-current assets	79,620	78,836
Total assets	$1,142,143	$1,184,456

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$89,765	$112,436
Accrued employee compensation	20,514	33,096
Other accrued liabilities	149,282	170,674
Deferred revenue	32,507	35,301
Income taxes payable	9,855	5,146
Total current liabilities	301,923	356,653
Non-current income taxes payable	15,734	15,119
Other non-current liabilities	16,456	15,865
Total liabilities	334,113	387,637
Stockholders' equity:
Common stock	33	33
Additional paid-in capital	576,862	566,307
Accumulated other comprehensive income	402	1,938
Retained earnings	230,733	228,541
Total stockholders' equity	808,030	796,819
Total liabilities and stockholders' equity	$1,142,143	$1,184,456

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended
	April 2, 2017	December 31, 2016	April 3, 2016

Net revenue	$323,657	$367,929	$310,256
Cost of revenue	226,725	257,219	209,691
Gross profit	96,932	110,710	100,565
Gross margin	29.9%	30.1%	32.4%
Operating expenses:
Research and development	22,683	23,491	22,137
Sales and marketing	38,229	39,652	37,277
General and administrative	13,194	14,487	12,849
Restructuring and other charges	37	22	2,678
Litigation reserves, net	—	15	10
Total operating expenses	74,143	77,667	74,951
Income from operations	22,789	33,043	25,614
Operating margin	7.0%	9.0%	8.3%
Interest income	405	359	234
Other income (expense), net	335	461	(366)
Income before income taxes	23,529	33,863	25,482
Provision for income taxes	7,535	11,754	8,893
Net income	$15,994	$22,109	$16,589

Net income per share:
Basic	$0.49	$0.67	$0.51
Diluted	$0.47	$0.65	$0.50

Weighted average shares used to compute net income per share:
Basic	32,944	32,973	32,519
Diluted	34,136	33,925	33,269

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	April 2, 2017	December 31, 2016	April 3, 2016

GAAP gross profit	$96,932	$110,710	$100,565
GAAP gross margin	29.9%	30.1%	32.4%
Amortization of intangibles	2,611	2,466	2,394
Stock-based compensation expense	436	424	439
Non-GAAP gross profit	$99,979	$113,600	$103,398
Non-GAAP gross margin	30.9%	30.9%	33.3%

GAAP research and development	$22,683	$23,491	$22,137
Stock-based compensation expense	(1,319)	(1,004)	(866)
Non-GAAP research and development	$21,364	$22,487	$21,271

GAAP sales and marketing	$38,229	$39,652	$37,277
Amortization of intangibles	(1,771)	(1,771)	(1,771)
Stock-based compensation expense	(1,247)	(1,230)	(1,197)
Non-GAAP sales and marketing	$35,211	$36,651	$34,309

GAAP general and administrative	$13,194	$14,487	$12,849
Stock-based compensation expense	(2,126)	(1,991)	(1,909)
Non-GAAP general and administrative	$11,068	$12,496	$10,940

GAAP total operating expenses	$74,143	$77,667	$74,951
Amortization of intangibles	(1,771)	(1,771)	(1,771)
Stock-based compensation expense	(4,692)	(4,225)	(3,972)
Restructuring and other charges	(37)	(22)	(2,678)
Litigation reserves, net	—	(15)	(10)
Non-GAAP total operating expenses	$67,643	$71,634	$66,520

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 2, 2017	December 31, 2016	April 3, 2016

GAAP operating income	$22,789	$33,043	$25,614
GAAP operating margin	7.0%	9.0%	8.3%
Amortization of intangibles	4,382	4,237	4,165
Stock-based compensation expense	5,128	4,649	4,411
Restructuring and other charges	37	22	2,678
Litigation reserves, net	—	15	10
Non-GAAP operating income	$32,336	$41,966	$36,878
Non-GAAP operating margin	10.0%	11.4%	11.9%

GAAP other income (expense), net	$335	$461	$(366)
Gain on litigation settlements	—	—	(5)
Non-GAAP other income (expense), net	$335	$461	$(371)

GAAP net income	$15,994	$22,109	$16,589
Amortization of intangibles	4,382	4,237	4,165
Stock-based compensation expense	5,128	4,649	4,411
Restructuring and other charges	37	22	2,678
Litigation reserves, net	—	15	10
Gain on litigation settlements	—	—	(5)
Tax effect of non-GAAP adjustments	(3,850)	(1,163)	(3,243)
Non-GAAP net income	$21,691	$29,869	$24,605

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 2, 2017	December 31, 2016	April 3, 2016

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.47	$0.65	$0.50
Amortization of intangibles	0.13	0.12	0.13
Stock-based compensation expense	0.15	0.14	0.13
Restructuring and other charges	0.00	0.00	0.08
Litigation reserves, net	—	0.00	0.00
Gain on litigation settlements	—	—	0.00
Tax effect of non-GAAP adjustments	(0.11)	(0.03)	(0.10)
Non-GAAP net income per diluted share	$0.64	$0.88	$0.74

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	April 2, 2017	December 31, 2016	October 2, 2016	July 3, 2016	April 3, 2016

Cash, cash equivalents and short-term investments	$361,235	$365,982	$403,016	$352,672	$333,304
Cash, cash equivalents and short-term investments per diluted share	$10.58	$10.79	$11.88	$10.53	$10.02

Accounts receivable, net	$265,254	$313,839	$233,911	$230,550	$218,421
Days sales outstanding (DSO)	75	77	63	67	66

Inventories	$267,826	$247,862	$217,621	$207,841	$215,307
Ending inventory turns	3.4	4.2	4.3	4.1	3.9

Weeks of channel inventory:
U.S. retail channel	8.2	7.2	8.9	8.8	8.8
U.S. distribution channel	5.8	6.2	4.5	5.0	5.6
EMEA distribution channel	5.1	5.3	4.5	3.8	4.4
APAC distribution channel	5.9	7.4	6.8	6.7	6.3

Deferred revenue (current and non-current)	$40,225	$42,947	$31,526	$32,973	$29,732

Headcount	951	945	944	928	937
Non-GAAP diluted shares	34,136	33,925	33,913	33,493	33,269

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	April 2, 2017		December 31, 2016		April 3, 2016
Americas	$211,629	65%	$253,655	69%	$193,850	62%
EMEA	58,445	18%	69,213	19%	64,505	21%
APAC	53,583	17%	45,061	12%	51,901	17%
Total	$323,657	100%	$367,929	100%	$310,256	100%

NETGEAR, INC.
SEGMENT FINANCIAL INFORMATION
(In thousands, except percentage data)
(Unaudited)

	Three Months Ended
	April 2, 2017	December 31, 2016	October 2, 2016	July 3, 2016	April 3, 2016	December 31, 2015	September 27, 2015	June 28, 2015	March 29, 2015
Net revenue:
Arlo	$60,712	$76,977	$48,642	$38,585	$24,265	$36,459	$25,143	$18,759	$11,275
Connected Home	194,361	214,938	215,116	198,654	216,110	258,928	249,836	205,012	223,439
SMB	68,584	76,014	74,700	74,416	69,881	65,476	66,914	65,011	74,443
Total net revenue	$323,657	$367,929	$338,458	$311,655	$310,256	$360,863	$341,893	$288,782	$309,157

Contribution income:
Arlo	321	(1,006)	(771)	389	(3,830)	1,659	475	(1,010)	(1,250)
Arlo contribution margin	0.5%	(1.3)%	(1.6)%	1.0%	(15.8)%	4.6%	1.9%	(5.4)%	(11.1)%

Connected Home	31,712	40,973	36,330	33,228	42,029	40,882	34,717	20,466	25,680
Connected Home contribution margin	16.3%	19.1%	16.9%	16.7%	19.4%	15.8%	13.9%	10.0%	11.5%

SMB	18,504	20,473	20,747	18,846	15,395	11,540	14,476	13,250	16,890
SMB contribution margin	27.0%	26.9%	27.8%	25.3%	22.0%	17.6%	21.6%	20.4%	22.7%
Total segment contribution income	50,537	60,440	56,306	52,463	53,594	54,081	49,668	32,706	41,320

Corporate and unallocated costs	(18,201)	(18,474)	(17,532)	(16,418)	(16,716)	(14,942)	(14,363)	(12,230)	(12,966)
Amortization of intangibles (1)	(4,382)	(4,237)	(4,165)	(4,166)	(4,165)	(4,165)	(4,165)	(4,243)	(4,396)
Stock-based compensation expense	(5,128)	(4,649)	(4,870)	(5,019)	(4,411)	(4,308)	(4,111)	(4,058)	(4,348)
Restructuring and other charges	(37)	(22)	130	(1,311)	(2,678)	(14)	(1,016)	(974)	(4,394)
Losses on inventory commitments due to restructuring	—	—	—	—	—	—	—	—	(407)
Litigation reserves, net	—	(15)	(13)	(35)	(10)	(8)	—	—	2,690
Interest income	405	359	291	279	234	111	65	67	52
Other income (expense), net	335	461	116	(332)	(366)	(21)	(199)	(343)	475
Income before income taxes	$23,529	$33,863	$30,263	$25,461	$25,482	$30,734	$25,879	$10,925	$18,026
_________________________

(1)	Amount excludes amortization expense related to patents within purchased intangibles in cost of revenue.

NETGEAR, INC.
SERVICE PROVIDER NET REVENUE
(In thousands)
(Unaudited)

	Three Months Ended
	April 2, 2017	December 31, 2016	October 2, 2016	July 3, 2016	April 3, 2016	December 31, 2015	September 27, 2015	June 28, 2015	March 29, 2015
Arlo	$1,977	5,028	3,513	5,236	5,981	5,822	4,632	4,160	3,971
Connected Home	53,193	45,730	66,042	61,356	76,852	92,045	106,267	87,802	109,786
SMB	790	686	1,295	746	1,448	1,565	1,726	1,994	1,712
Total	$55,960	$51,444	$70,850	$67,338	$84,281	$99,432	$112,625	$93,956	$115,469

In the first quarter of fiscal 2017, we reorganized our operating segment structure, resulting in a change to our reportable segments. The former Service Provider segment was integrated into our new segments, with the new segments organized on product group. The following segments were established:

•	Arlo: Focused on intelligent internet-connected products for consumers and business that provide security and safety;

•	Connected Home: Focused on consumers and consists of high-performance, dependable and easy-to-use LTE and WiFi internet networking solutions; and

•
SMB: Focused on small and medium-sized businesses and consists of business networking, storage and security solutions that bring enterprise-class functionality down to small and medium-sized businesses at an affordable price.

The table above provides quarterly recast segment revenue and contribution income (loss) for the years ended December 31, 2016 and 2015. The recasting of previously issued financial information does not represent a restatement of previously issued financial statements and does not impact the previously reported consolidated net revenue, income from operations, net income per share, total assets or stockholders’ equity. From Q1 2017, it is our intention to disclose service provider net revenue within each of the reportable segments as supplementary data.